Exhibit 99.1

                      ADVO Reports Fourth Quarter Results

    WINDSOR, Conn.--(BUSINESS WIRE)--Oct. 25, 2005--ADVO, Inc. (NYSE:
AD) today reported that revenue and diluted E.P.S. for its fourth fiscal quarter ended September 24, 2005 were $343.2 million and $0.27, respectively. The Company's full year fiscal 2005 revenue and diluted E.P.S. were $1,385.6 million and $1.27, respectively. These results are within the range of expectations provided by the Company on October 11, 2005.
    The Company's fourth quarter year-over-year revenue increase of 7.2% was driven by increases in advertising volumes, with total shared advertising pieces up 12.4% over the prior year quarter. Shared advertising packages were up 10.5% versus the prior year quarter, driven by expansions in the Company's advertising programs. Revenue per piece was down 5.4%, driven by lighter weight preprint circulars and product mix shifts towards lower margin products. Pieces per package for the quarter of 8.45 represents an increase of 1.8% versus prior year.
    The Company's fourth quarter operating margin as a percentage of revenue decreased 2.6 percentage points versus the prior year period, to 4.1%. Operating margins were affected by product mix shifts towards lower margin products and lighter weight preprint circulars (1.6 percentage points), losses related to hurricanes Katrina and Rita (0.3 percentage points), and increases in bad debt expense (0.6 percentage points). As expected, the Company's year-over-year operating margin comparisons were also negatively affected by the Company's advertising program expansion in Southern California.
    For the full-year, Southern California results finished in line with expectations, and represented an operating investment of $29 million. Excluding this investment, the Company's operating income for fiscal 2005 was above prior year by $17 million, driven by volume growth in its core advertising programs.
    Scott Harding, ADVO's Chief Executive Officer, said, "During fiscal 2005 we generated revenue gains that outpaced the industry. In our fourth quarter our revenue growth continued at a solid pace despite the disruptive impacts of the hurricanes, and near-term economic uncertainty. We have positioned our Company to benefit from the long-term trend toward more measurable, targeted media, and we continue to realize top-line revenue success. However, we are disappointed in our fourth quarter margin results, which stand in contrast to the positive trends we realized in our third quarter. Margin improvement is a major focus for our Company in fiscal 2006 and beyond, including ensuring we are receiving full value for the strong ROI we deliver, specific focus on better leveraging our distribution costs, and driving operational efficiencies throughout our business. We are committed to translate our continued market share gains into improved profit gains and enable our Company to deliver its full long-term potential."
    The Company will hold an analyst conference call to discuss its fourth quarter earnings today at 5:15-6:00 p.m. ET. The call in number is 1-800-562-8369, and the replay number is 888-203-1112 (access code #9053494). The replay will be available until midnight November 11, 2005. The call will also be available via webcast through the Investor Relations section of ADVO's website at www.advo.com.




Diluted Earnings per Share: Reconciliation of GAAP to Non-GAAP
Measures (1)

                                               Twelve Months Ended
                                           ---------------------------
                                           September 24, September 25,
                                               2005          2004
                                           ------------- -------------
Diluted Earnings per share - As Reported   $       1.27   $      1.59
Charge - Realignment (3Q05)                        0.07            --
Charge - Refinancing (1Q04)                          --          0.03
Charge - CEO Departure (3Q04)                        --          0.08
                                            ------------   -----------
Diluted Earnings per share - Pro Forma     $       1.34   $      1.70
                                            ============   ===========

(1) This non-GAAP financial measure reconciliation is provided because management believes the charges the Company incurred in fiscal 2004 and 2005 are not directly related to operating results for the period, and that reconciling E.P.S. in this manner facilitates comparisons to prior period results. The non-GAAP E.P.S. measure is also comparable to earnings forecasts made by securities analysts and others, which have generally excluded these special items. The above non-GAAP E.P.S. calculation should not be considered a substitute for GAAP E.P.S.

In addition to the financial measures presented in this report, the following table includes certain key internal shared mail metrics the Company uses to evaluate on-going performance:


Key Shared Mail Statistics

                     1Q05   2Q05   3Q05        4Q05          FY05
                   ---------------------- -------------- -------------
                        %     %      %              %             %
                    Growth  Growth Growth        Growth        Growth
                    vs. PY  vs. PY vs. PY Actual  vs. PY Actual vs. PY
                   ---------------------- -------------- -------------
Total Shared
 Advertising Pieces
 (billions)           17.5%  13.5%  15.9%    8.7   12.4%  34.2   14.8%

Total Shared
 Advertising
 Packages
 (billions)           21.5%  17.1%  15.8%    1.0   10.5%   4.2   16.1%

Pieces per Package    -3.3%  -3.1%   0.0%   8.45    1.8%  8.23   -1.2%

Revenue per
 Thousand Pieces       0.2%  -0.8%  -4.0% $35.86   -5.4% 37.31   -2.5%



    This report contains certain forward looking statements regarding the Company's results of operations and financial position within the meaning of Sections 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements are based on current information and expectations and are subject to risks and uncertainties which could cause the Company's actual results to differ materially from those in the forward looking statements. The Company's business is promotional in nature, and ADVO serves its clients on a "just in time" basis. As a result, fluctuations in the amount, timing, pages, weight, and kinds of advertising pieces can vary significantly from period to period, depending on its customers' promotional needs, inventories, and other factors. In any particular period these transactional fluctuations are difficult to predict, and can materially affect the Company's revenue and profit results. The Company's business contains additional risks and uncertainties which include, but are not limited to: general changes in customer demand and pricing; the possibility of consolidation in the retail sector; the impact of economic or political conditions on advertising spending and the Company's distribution system; postal and paper prices; possible governmental regulation or legislation affecting aspects of the Company's business; the efficiencies achieved with technology upgrades; fluctuations in interest rates; and other general economic factors.

    ADVO is the nation's leading direct mail media company, with annual revenues of nearly $1.4 billion. Serving 17,000 leading national, regional and local retailers, the company reaches 114 million mailboxes, or 90 percent of the nation's households, with its ShopWise(R) shared mail advertising. At the same time, the company's industry-leading targeting technology, coupled with its unparalleled logistics capabilities, enable retailers seeking superior ROI to target, version and deliver their print advertising directly to consumers most likely to respond.

    Demonstrating ADVO's effectiveness as a print medium, the company's "Have You Seen Me? (R)" missing child card, distributed with each ShopWise(R) package, is the most recognized mail in America. This signature public service program has been responsible for safely recovering 138 children. The program was created in partnership with the National Center for Missing & Exploited Children and the U.S. Postal Service in 1985.

    ADVO employs 3,700 people at its 23 mail processing facilities, regional sales offices and headquarters in Windsor, CT. The company can be visited online at www.advo.com.




                              ADVO, Inc.
                         Results of Operations
               Quarter and Year Ended September 24, 2005
                 (In thousands, except per share data)


                         Quarter  Ended              Year  Ended
                      Sept. 24,    Sept. 25,     Sept. 24,   Sept. 25,
                         2005         2004          2005       2004
                     (Unaudited)  (Unaudited)   (Unaudited)

Revenues              $ 343,183  $   320,271   $ 1,385,642 $1,245,838

Cost of sales           267,260      239,588     1,062,382    915,767

Selling, general
 and administrative      61,856       59,077       254,162    249,093
                      ---------  -----------   ----------- -----------

Operating income         14,067       21,606        69,098     80,978

Interest expense         (1,859)      (1,407)       (6,897)    (5,364)
Write-off debt
 issue costs                 --           --            --     (1,401)
Equity earnings in
 joint ventures             551          465         2,029      2,601
Other income
 (expense), net              34         (189)         (306)      (682)
                      ---------  ------------  ----------  -----------
Income before
 income taxes            12,793       20,475        63,924     76,132

Provision for
 income taxes             4,399        7,755        23,971     27,408
                      ---------  -----------   ----------- -----------

Net income            $   8,394  $    12,720   $    39,953 $   48,724
                      =========  ===========   =========== ===========


Basic earnings per
 share                $    0.27  $      0.42   $      1.29 $     1.61
                      =========  ===========   =========== ===========
Diluted earnings
 per share            $    0.27  $      0.41   $      1.27 $     1.59
                      =========  ===========   =========== ===========


Dividends declared
 per share            $    0.11  $      0.11   $      0.44 $     0.44
                      =========  ===========   =========== ===========

 Weighted average
  basic shares           31,196       30,534        30,998     30,193
 Weighted average
  diluted shares         31,524       30,894        31,378     30,680


                              ADVO, Inc.
                      Consolidated Balance Sheets
                            (In thousands)

                                                 Sept. 24,   Sept. 25,
                                                  2005         2004
ASSETS                                          (Unaudited)
Current assets:
     Cash and cash equivalents                   $  46,238  $  30,284
     Accounts receivable, net                      162,542    149,606

     Inventories                                     2,500      2,123
     Prepaid expenses and other current assets      17,107      7,788
   Federal income taxes receivable                   2,884         --
   Deferred income taxes                            10,996     15,484
        Total current assets                       242,267    205,285

Property, plant and equipment                      420,738    374,139
Less accumulated depreciation and amortization    (226,735)  (196,202)
   Net property, plant and equipment               194,003    177,937

Investment in deferred compensation plan            15,134     12,800
Goodwill                                            22,824     22,514
Other assets                                         4,502      8,873
TOTAL ASSETS                                     $ 478,730  $ 427,409

LIABILITIES
Current liabilities:
    Accounts payable                                55,276     51,880
     Accrued compensation and benefits              27,919     28,050
     Customer advances                               7,302      8,650
     Federal and state income taxes payable            325      3,405
     Other current liabilities                      25,468     24,088
        Total current liabilities                  116,290    116,073

Long-term debt                                     124,867    125,159
Deferred income taxes                               29,641     25,330
Deferred compensation plan                          16,172     13,821
Other liabilities                                    6,475      5,205

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value
    (Authorized 5,000,000 shares, none issued)         ---        ---
Common stock, $.01 par value (Authorized
    80,000,000 shares, issued 31,719,419
    and 31,020,658 shares, respectively)               317        310
Additional paid-in capital                         180,510    160,145
Unamortized deferred compensation                   (3,846)    (1,879)
Accumulated earnings (deficit)                      17,182     (9,073)
                                                   194,163    149,503

Less shares of common stock held in treasury, at
 cost                                               (8,124)    (6,547)
Less shares of common stock held in deferred
 compensation trust                                 (1,038)    (1,021)
Accumulated other comprehensive income (loss)          284       (114)
     Total stockholders' equity                    185,285    141,821
TOTAL LIABILITIES & STOCKHOLDERS'
 EQUITY                                          $ 478,730  $ 427,409

                              ADVO, Inc.
                 Consolidated Statements of Cash Flows
                            (In thousands)

                                                     Year  Ended
                                                 Sept. 24,  Sept.  25,
                                                    2005       2004
                                                  (Unaudited)
Cash flows from operating activities:
  Net income                                      $ 39,953  $  48,724
Adjustments to reconcile net income to net cash
 flows
  provided by operating activities:
  Depreciation                                      38,359     35,901
  Amortization of intangibles and deferred
   compensation                                      2,666      1,703
  Amortization of debt issue costs                     554        627
  Deferred income taxes                              8,678      2,810
  Provision for bad debts                            9,610      6,837
  Equity earnings from joint ventures               (2,029)    (2,601)
  Debt issue costs associated with debt
   retirement                                          ---      1,401
  Other                                                (10)        53
Change in operating assets and liabilities,
  net of effects of acquisitions:
  Accounts receivable                              (22,366)   (34,408)
  Inventories                                         (373)       371
  Prepaid expenses and other current assets         (9,319)     2,650
  Investment in deferred compensation plan            (445)      (491)
  Other assets                                       1,811      3,917
  Accounts payable                                   3,254     15,385
  Accrued compensation and benefits                   (156)     2,769
  Deferred compensation plan                           445        491
  Customer advances                                 (1,353)     3,653
  Federal and state income taxes payable            (3,638)      (954)
  Other liabilities                                  2,621      3,580
Net cash provided by operating activities           68,262     92,418

Cash flows from investing activities:
  Acquisitions, net of cash acquired                  (219)      (220)
     Expenditures for property, plant and
      equipment                                    (54,910)   (70,955)
  Proceeds from disposals of property, plant and
   equipment                                         2,582         97
   Distributions from equity joint ventures          1,963      2,559
Net cash used by investing activities              (50,584)   (68,519)


Cash flows from financing activities:
  Payments on term loan                                ---   (101,250)
  Revolving line of credit - net                       ---    (29,000)
  Proceeds on private placement notes                  ---    125,000
  Proceeds from exercise of stock options           13,406     15,230
     Treasury stock transactions                    (1,577)    (5,179)
  Payment of debt issue costs                          ---     (2,213)
  Cash dividends paid                              (13,650)   (13,274)
Net cash used by financing activities               (1,821)   (10,686)

Effect of exchange rate changes on cash and cash
 equivalents                                            97         59

Change in cash and cash equivalents                 15,954     13,272

Cash and cash equivalents at beginning of period    30,284     17,012

Cash and cash equivalents at end of period        $ 46,238  $  30,284




    CONTACT: ADVO, Inc.
             Investors
             Chris Hutter, 860-285-6424
             or
             Media
             ADVO, Inc.
             Pam Kueber, 860-298-5797